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                                                            EXHIBIT 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Registration Statement Nos. 33-41371 and 33-51665 of Robertson-Ceco Corporation on Form S-8 of our report dated February 25, 1993 (May 3, 1993 as to Note 2) (which includes an explanatory paragraph with respect to a substantial doubt about the ability of the Company to continue as a going concern), appearing in this Annual Report on Form 10-K of Robertson-Ceco Corporation for the year ended December 31, 1993.


/s/ Deloitte & Touche

Deloitte & Touche
Boston, Massachusetts
March 30, 1994
























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